Exhibit 28 (j) (1) under Form N-1A
Exhibit (23) under Item 601/Reg. S-K

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions "Financial Highlights" in each Prospectus and "Independent Registered Public Accounting Firm" in each Statement of Additional Information, each dated June 30, 2023, and each included in this Post-Effective Amendment No. 240 to the Registration Statement (Form N-1A, File No. 033-03164) of Federated Hermes Income Securities Trust (the “Registration Statement”).

We also consent to the incorporation by reference of our reports dated June 22, 2023, with respect to the financial statements and financial highlights of Federated Hermes Intermediate Corporate Bond Fund and Federated Hermes Short-Term Income Fund (two of the portfolios constituting Federated Hermes Income Securities Trust) included in the Annual Report to Shareholders (Form N-CSR) for the year ended April 30, 2023, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

June 22, 2023